Exhibit 23.5

October 8, 2010

AgFeed Animal Nutrition Holdings, Inc.
Suite A1001-1002, Tower 16
Hengmao International
Nanchang City, Jiangxi Province 330003
The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of AgFeed Animal Nutrition Holdings, Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on October 8, 2010 with the Securities and Exchange Commission.

Sincerely yours,

/s/ K. Ivan Gothner
K. Ivan Gothner